UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	April 12, 2007

AMES TRUE TEMPER, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-118086	22-2335400
(State or Other Jurisdiction of Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

465 Railroad Avenue, Camp Hill,
Pennsylvania 17011

(Address of Principal Executive
Offices, including Zip Code)

(717) 737-1500

(Registrant’s telephone number,
including area code)

N/A
(Former name or former address, if changed since last report)

Item 4.01 Changes in Registrant’s Certifying Accountant

On April 12, 2007, Ames True Temper, Inc. (the ‘‘Company’’), a wholly-owned subsidiary of ATT Holding Co. (‘‘ATT’’), engaged Deloitte & Touche LLP (‘‘Deloitte & Touche’’), effective immediately, as its independent registered public accounting firm. The engagement of Deloitte & Touche was approved by the Audit Committee of the Company’s Board of Directors.

During the Company’s two most recent fiscal years ended September 30, 2006 and October 1, 2005, and from October 1, 2006 through the date hereof, the Company has not consulted with Deloitte & Touche regarding any of the matters or reportable events set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMES TRUE TEMPER, INC. (Registrant)

Date:    April 12, 2007

By: /s/ Richard C. Dell Richard C. Dell (Principal Executive Officer)